United States Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(44,795,020)
Unrealized Gain (Loss) on Market Value of Futures	1,270,850
Dividend Income	9,089
Interest Income	12,319
ETF Transaction Fees	28,000
Total Income (Loss)	$(43,474,762)

Expenses
General Partner Management Fees	$308,495
Brokerage Commissions	89,550
Tax Reporting Fees	44,020
SEC & FINRA Registration Expense	19,612
Audit Fees	13,589
NYMEX License Fee	10,283
Non-interested Directors' Fees and Expenses	8,917
Prepaid Insurance Expense	7,178
Legal Fees	251
Total Expenses	$501,895
Net Income (Loss)	$(43,976,657)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/13	$781,502,388
Additions (20,100,000 Units)	716,366,038
Withdrawals (17,000,000 Units)	(609,771,155)
Net Income (Loss)	(43,976,657)

Net Asset Value End of Month	$844,120,614
Net Asset Value Per Unit (24,300,000 Units)	$34.74

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612